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                                                                 EXHIBIT 10.12

                           NONCOMPETITION AGREEMENT


     AGREEMENT, made as of this 10th day of June, 1998, by and among MANOR CARE, INC., a Delaware corporation ("Manor Care"), HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation ("HCR"), and STEWART BAINUM, JR. ("Mr. Bainum").

                               W I T N E S S E T H

     WHEREAS, HCR and Manor Care have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Manor Care will become a wholly-owned subsidiary of HCR; and

     WHEREAS, Manor Care wishes to retain the services of Mr. Bainum as Chairman of the Board, President and Chief Executive Officer of Manor Care for the period of time up to the consummation of the merger contemplated by the Merger Agreement (the "Merger"); and

     WHEREAS, HCR upon the consummation of the Merger wishes to retain the services of Mr. Bainum as Chairman of the Board of HCR and as Special Consultant to HCR; and

     WHEREAS, HCR and Manor Care wish to assure themselves that Mr. Bainum will not compete with HCR or Manor Care for the Noncompetition Period specified in this Agreement; and
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     WHEREAS, Mr. Bainum is willing to agree not to compete for such period in exchange for the payment of the cash payment described herein;

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. In consideration of the payment of the compensation described in Section 2 of this Agreement, Mr. Bainum agrees that during the Noncompetition Period (as hereinafter defined), he will not:

     (a) accept a position as an officer, director, employee, agent, or consultant of a person or entity that is engaged in the skilled nursing, assisted living, institutional pharmacy, and/or home health care industry (such a person or entity is referred to in this Agreement as a "Competitor" and such activities are referred to in this Agreement as "Competing Activities"); or

     (b) hire or engage any employee of the Company or any of its subsidiaries or induce any employee of the Company or any of its subsidiaries to leave his or her employment with the Company or any of its subsidiaries on behalf of any Competitor; provided,
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          however, that the reference to "employee" in this subsection (b) shall not include any person who is not an employee of the Company or any of its subsidiaries at the applicable time by reason of having been laid off or otherwise terminated by the Company or any of its subsidiaries.

     For purposes of this Agreement, the "Noncompetition Period" shall be the period beginning on the date of this Agreement and ending on the later of: (i) the last day of the two-year period beginning on the date on which Mr. Bainum ceases to be an employee of the Company (as hereinafter defined) and any of its subsidiaries or (ii) June 9, 2001. In addition, for purposes of this Agreement, "Company" shall mean (i) prior to the consummation of the merger contemplated by the Merger Agreement, Manor Care, and (ii) on any after the consummation of said merger, HCR (which will be renamed HCR Manor Care, Inc.).

     2. Compensation Payable to Mr. Bainum. In consideration of Mr. Bainum's agreement to the terms of Section 1 of this Agreement, the Company agrees to pay to Mr. Bainum, within 30 days after consummation of the Merger, an amount equal to the Applicable Multiple (as hereinafter defined) times the sum of $840,000. For purposes of this Agreement, the Applicable
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Multiple shall be the greater of (i) two or (ii) the number of years from the date of termination of Mr. Bainum's employment until June 9, 2001 (such number of years to be determined by treating each full 12-month period as one year and each month or part thereof in excess of full 12-month periods as one-twelfth of a year).

     3. Remedies. Without intending to limit the remedies available to the Company, Mr. Bainum acknowledges that a breach or threatened breach of any of the covenants contained in Section 1 of this Agreement may result in material irreparable injury to the Company or one of its subsidiaries for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely, and that in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order, a preliminary or permanent injunction, or other comparable provisional or equitable relief restraining Mr. Bainum from engaging in activities prohibited by Section 1, and such other relief as may be required to enforce specifically any of the covenants in such Section 1.

     4. Reformation. (a) Mr. Bainum agrees that the restrictions in Section 1 of this Agreement are reasonable in
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scope and duration in light of the business and competitors of the Company and its subsidiaries.

     (b) If any provision of Section 1 of this Agreement is held by a court or arbitrator to be unreasonable in scope or duration, the court or arbitrator shall, to the extent permitted by law, reform such provision so that it is enforcable, and enforce the applicable provision as so reformed. Reformation pursuant to this Section 4 shall not affect any other provision of this Agreement or render this Agreement unenforcable or void.

     5. No Consummation of Merger. HCR shall have no rights or obligations under this Agreement unless and until the merger contemplated by the Merger Agreement is consummated.

     6. Controlling Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflict of laws).

     7. Changes to Agreement. This Agreement may not be changed orally but only in a writing, signed by the party against whom enforcement is sought.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed
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shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to its subject matter and supersedes all prior agreements, drafts, and written or oral representations of either party.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                     MANOR CARE, INC.



______________________               By:_____________________________
Stewart Bainum, Jr.



                       ATTEST:



                       By:______________________________


                       HEALTHCARE AND RETIREMENT CORPORATION


                       By:_______________________________


                       ATTEST:



                       By:_______________________________